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                                                                EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated February 21, 1996, accompanying the consolidated financial statements of Southern Mineral Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Houston, Texas
September 23, 1997